Exhibit 99.1

FireEye Reports Above-Guidance Revenue and Improved Operating Margins for Third Quarter 2017

•	Revenue of $189.6 million grew 2 percent from third quarter 2016

•	Operating margins improved 27 percentage points from third quarter 2016

•	Product subscription billings increased 28 percent sequentially from second quarter of 2017

•	Cash flow from operations of $12.5 million exceeded prior guidance range

MILPITAS, Calif. – November 1, 2017 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the third quarter ended September 30, 2017.

“We executed against our financial commitments in the third quarter, delivering billings, revenue, earnings per share and operating cash flow above expectations,” said Kevin Mandia, FireEye chief executive officer. “I believe we have done an excellent job of right-sizing our cost structure over the past year while innovating faster than at any time in our history.”

“Our mission is to relentlessly protect our customers with innovative technology and expertise learned on the front lines,” added Mandia. “FireEye Helix is our technology platform that makes it simple to deliver advanced security to any organization. It enhances the visibility into unseen threats provided by our individual security products and empowers organizations to make expert decisions based on our frontline threat intelligence and expertise. I believe Helix, coupled with innovations in our key product families, has the potential to expand our customer base, accelerate multi-product adoption, and increase our subscription billings over the long term."

Third Quarter 2017 Financial Results

•	Revenue of $189.6 million, an increase of 2 percent from the third quarter of 2016 and above the guidance range of $183 million to $189 million.

•	Billings of $201.7 million, a decrease of 6 percent from the third quarter of 2016 and above the mid-point of the guidance range of $190 million to $205 million.[1]

•	GAAP gross margin of 64 percent, compared to 63 percent in the third quarter of 2016.

•	Non-GAAP gross margin of 74 percent, compared to 74 percent in the third quarter of 2016 and above the guidance of approximately 73 percent.[1]

•	GAAP operating margin of negative 33 percent, compared to negative 60 percent in the third quarter of 2016.

•
Non-GAAP operating margin of negative 2 percent, compared to negative 14 percent in the third quarter of 2016 and better than the guidance range of approximately negative 4 percent to negative 6 percent.[1]

•	GAAP net loss per share of $0.41, compared to a GAAP net loss per share of $0.75 in the third quarter of 2016.

•	Non-GAAP net loss per share of $0.04, compared to a non-GAAP net loss per share of $0.18 in the third quarter of 2016 and better than the guidance range of $0.06 to $0.09.[1]

•	Cash flow from operations of $12.5 million, compared to cash flow from operations of $14.1 million in the third quarter of 2016 and better than the guidance range of $1 million to $10 million.

“We continued to improve our operating efficiency on a quarter-over-quarter and year-over-year basis,” said Frank Verdecanna, FireEye executive vice president and chief financial officer. "We reduced GAAP operating loss by 45 percent and non-GAAP operating loss by 82 percent, compared to the third quarter of 2016, and achieved positive operating and free cash flow. On a year-to-date basis, we have reduced our GAAP operating loss by more than $200 million and our non-GAAP operating loss by more than $125 million, compared to the same period in 2016. These are significant milestones on our path to profitability, and I believe we are well positioned to achieve non-GAAP operating profitability in the fourth quarter.”

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Updated 2017 Outlook
FireEye provides guidance based on current market conditions and expectations.
For the fourth quarter of 2017, FireEye currently expects:

•	Total revenue in the range of $190 million to $196 million.

•	Billings in the range of $210 million to $230 million.

•	Non-GAAP gross margin of approximately 75 percent.

•	Non-GAAP operating margin of approximately negative 1 percent to positive 1 percent.

•	Non-GAAP net loss per share of $0.00 to $0.03.

•	Positive cash flow from operations of $16 million to $25 million.

Non-GAAP net loss per share for the fourth quarter assumes cash interest expense of approximately $3.0 million associated with the company’s convertible senior notes, provision for income taxes of between $1.0 and $1.5 million, and weighted average shares outstanding of approximately 182 million.

For 2017, FireEye currently expects:

•	Revenue in the range of $739 million to $745 million.

•	Billings in the range of $736 million to $756 million.

•	Non-GAAP net loss per share of $0.16 to $0.19.

•	Positive cash flow from operations of $1 million to $10 million.

•
Capital expenditures between $40 million and $45 million. Capital expenditures expectations for 2017 include an estimated $20 million in capital expenditures associated with the build-out and relocation of the company’s headquarters from five separate buildings to a single building in Milpitas in January 2018.

Non-GAAP net loss per share for 2017 assumes cash interest expense of approximately $12.1 million, paid semi-annually in June and December, associated with the company's convertible senior notes, provision for income taxes of between $4.5 million and $5 million, and weighted average shares outstanding of approximately 177 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and other non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which is difficult to predict and subject to constant change. The actual amount of stock-based compensation in the fourth quarter of 2017 and full year 2017 will have a significant impact on the company’s GAAP operating margin and net loss per share. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information
FireEye will host a conference call today, November 1, 2017, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its third quarter financial results and the company’s outlook for the fourth quarter and full year 2017. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company's website at http://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the fourth quarter and full year 2017, including revenue, billings, non-GAAP gross margin, non-GAAP operating margin, operating cash flows, interest expense, provision for income taxes, non-GAAP net loss per share, weighted average shares outstanding and capital expenditures in the section entitled “Fourth Quarter and Updated 2017 Outlook” above, as well as statements related to FireEye's ability to achieve non-GAAP operating profitability, expectations regarding the growth in FireEye's business, including the expansion of its customer base and acceleration of customer adoption of multiple products, and anticipated benefits of the FireEye Helix platform and innovations in FireEye’s key product families.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in FireEye’s release of products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks: the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on August 3, 2017, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye also excludes deferred revenue assumed in connection with acquisitions. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.
Non-GAAP gross margin, operating income, operating margin, net loss, net loss per share, and free cash flow. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP operating income as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, change in fair value of contingent earn-out liability, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive. FireEye defines free cash flow as operating cash flow less purchases of property and equipment.
Non-GAAP net loss and net loss per share in the third quarter of 2017 excluded stock-based compensation expense, amortization of intangible assets, and non-cash interest expense related to the convertible senior notes issued in June 2015. Non-GAAP net loss and net loss per share for the third quarter of 2016 excluded stock-based compensation expense, amortization of intangible assets, restructuring charges, non-cash interest expense related to the convertible senior notes issued in June 2015, non-recurring benefit from income taxes, and change in fair value of contingent earn-out liability.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results, over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company's business. Stock-based compensation is an important part of FireEye employees' overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 6,300 customers across 67 countries, including more than 40 percent of the Forbes Global 2000.

© 2017 FireEye, Inc. All rights reserved. FireEye, Mandiant, Helix, FireEye as a Service, and iSIGHT are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Media contact:
Dan Wire
FireEye, Inc.
415-895-2101
dan.wire@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com
Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$160,807	$223,667
Short-term investments	717,960	712,058
Accounts receivable, net	120,170	121,150
Inventories	5,368	5,955
Prepaid expenses and other current assets	36,826	25,081
Total current assets	1,041,131	1,087,911
Property and equipment, net	67,147	61,852
Goodwill	978,260	978,260
Intangible assets, net	199,671	244,032
Deposits and other long-term assets	10,140	10,910
Total assets	$2,296,349	$2,382,965
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$32,487	$20,269
Accrued and other current liabilities	21,918	22,997
Accrued compensation	59,117	96,004
Deferred revenue, current portion	409,442	397,118
Total current liabilities	522,964	536,388
Convertible senior notes, net	770,003	741,980
Deferred revenue, non-current portion	221,371	256,398
Other long-term liabilities	15,200	7,087
Total liabilities	1,529,538	1,541,853
Stockholders' equity:
Common stock	18	17
Additional paid-in capital	2,834,744	2,682,909
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(1,214)	(1,742)
Accumulated deficit	(1,916,737)	(1,690,072)
Total stockholders’ equity	766,811	841,112
Total liabilities and stockholders' equity	$2,296,349	$2,382,965

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Product	$30,472	$43,857	$85,418	$118,340
Subscription and services	159,131	142,554	463,395	411,078
Total revenue	189,603	186,411	548,813	529,418
Cost of revenue: (1)(2)
Product	13,815	16,675	41,342	49,767
Subscription and services	54,403	52,378	158,173	158,143
Total cost of revenue	68,218	69,053	199,515	207,910
Total gross profit	121,385	117,358	349,298	321,508
Operating expenses: (1)(2)
Research and development	64,316	62,665	183,415	225,020
Sales and marketing	88,901	110,756	273,411	355,189
General and administrative (3)(4)	29,843	32,860	85,291	108,925
Restructuring charges (5)	—	22,423	—	27,630
Total operating expenses	183,060	228,704	542,117	716,764
Operating loss	(61,675)	(111,346)	(192,819)	(395,256)
Other expense, net (6)	(10,143)	(10,799)	(30,461)	(31,801)
Loss before income taxes	(71,818)	(122,145)	(223,280)	(427,057)
Provision for (benefit from) income taxes (7)	1,127	1,228	3,385	(8,464)
Net loss attributable to common stockholders	$(72,945)	$(123,373)	$(226,665)	$(418,593)
Net loss per share attributable to common stockholders, basic and diluted	$(0.41)	$(0.75)	$(1.29)	$(2.59)
Weighted average shares used in per share calculations, basic and diluted	179,732	164,728	176,232	161,862

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(226,665)	$(418,593)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	78,612	90,852
Stock-based compensation	125,492	168,117
Non-cash interest expense related to convertible senior notes	28,023	26,670
Change in fair value of contingent earn-out liability	(54)	1,756
Deferred income taxes	(53)	(11,836)
Other	5,142	6,984
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(354)	60,372
Inventories	(1,890)	2,985
Prepaid expenses and other assets	(9,657)	4,258
Accounts payable	(960)	(11,598)
Accrued liabilities	(1,079)	(5,059)
Accrued transaction costs of acquiree	—	(7,727)
Accrued compensation	2,095	6,142
Deferred revenue	(22,703)	68,334
Other long-term liabilities	8,116	(3,174)
Net cash used in operating activities	(15,935)	(21,517)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(25,924)	(28,009)
Purchases of short-term investments	(315,626)	(379,695)
Proceeds from maturities of short-term investments	304,042	438,624
Proceeds from sales of short-term investments	3,620	4,507
Business acquisitions, net of cash acquired	—	(204,926)
Lease deposits	(451)	(480)
Net cash used in investing activities	(34,339)	(169,979)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt of acquired business	—	(8,842)
Payments for contingent earn-outs	(38,928)	(87)
Payment related to shares withheld for taxes	(1,004)	(1,124)
Proceeds from employee stock purchase plan	10,764	12,684
Proceeds from exercise of equity awards	16,582	10,460
Net cash used in financing activities	(12,586)	13,091
Net change in cash and cash equivalents	(62,860)	(178,405)
Cash and cash equivalents, beginning of period	223,667	402,102
Cash and cash equivalents, end of period	$160,807	$223,697

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP operating loss	$(61,675)	$(111,346)	$(192,819)	$(395,256)
Stock-based compensation expense (1)	42,208	45,427	125,494	166,802
Amortization of intangible assets (2)	14,786	16,268	44,360	47,949
Acquisition related expenses (3)	—	—	—	2,413
Change in fair value of contingent earn-out liability (4)	—	600	(54)	1,756
Restructuring charges (5)	—	22,423	—	27,630
Non-GAAP operating loss	$(4,681)	$(26,628)	$(23,019)	$(148,706)
GAAP gross margin	64%	63%	64%	61%
Stock-based compensation expense (1)	4%	5%	4%	5%
Amortization of intangible assets (2)	6%	6%	6%	6%
Non-GAAP gross margin	74%	74%	74%	72%
GAAP operating margin	(33)%	(60)%	(35)%	(75)%
Stock-based compensation expense (1)	22%	25%	23%	32%
Amortization of intangible assets (2)	9%	9%	8%	9%
Acquisition related expenses (3)	—%	—%	—%	1%
Change in fair value of contingent earn-out liability (4)	—%	—%	—%	—%
Restructuring charges (5)	—%	12%	—%	5%
Non-GAAP operating margin	(2)%	(14)%	(4)%	(28)%
GAAP net loss	$(72,945)	$(123,373)	$(226,665)	$(418,593)
Stock-based compensation expense (1)	42,208	45,427	125,494	166,802
Amortization of intangible assets (2)	14,786	16,268	44,360	47,949
Acquisition related expenses (3)	—	—	—	2,413
Change in fair value of contingent earn-out liability (4)	—	600	(54)	1,756
Restructuring charges (5)	—	22,423	—	27,630
Non-cash interest expense related to convertible senior notes (6)	9,457	9,001	28,023	26,670
Adjustment to provision (benefit) from income taxes (7)	—	216	—	(11,819)
Non-GAAP net loss	$(6,494)	$(29,438)	$(28,842)	$(157,192)
GAAP net loss per common share, basic and diluted	$(0.41)	$(0.75)	$(1.29)	$(2.59)
Stock-based compensation expense (1)	0.23	0.28	0.72	1.03
Amortization of intangible assets (2)	0.09	0.10	0.25	0.30
Acquisition related expenses (3)	—	—	—	0.01
Change in fair value of contingent earn-out liability (4)	—	—	—	0.01
Restructuring charges (5)	—	0.14	—	0.17
Non-cash interest expense related to convertible senior notes (6)	0.05	0.05	0.16	0.17
Adjustment to provision (benefit) from income taxes (7)	—	—	—	(0.07)
Non-GAAP net loss per common share, basic and diluted	$(0.04)	$(0.18)	$(0.16)	$(0.97)
Weighted average shares used in per share calculation for GAAP and Non-GAAP, basic and diluted	179,732	164,728	176,232	161,862
(1) includes stock-based compensation expense as follows:
Cost of product revenue	$546	$516	$1,600	$1,797
Cost of subscription and services revenue	7,767	7,759	22,137	25,013

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Research and development	14,400	11,422	42,982	54,877
Sales and marketing	11,674	13,915	35,908	47,675
General and administrative	7,821	11,815	22,867	37,440
Total stock-based compensation expense	$42,208	$45,427	$125,494	$166,802
(2) includes amortization of intangible assets as follows:
Cost of product revenue	$2,802	$3,064	$8,406	$9,192
Cost of subscription and services revenue	7,375	8,489	22,125	24,770
Research and development	162	162	487	456
Sales and marketing	4,447	4,553	13,342	13,531
Total amortization of intangible assets	$14,786	$16,268	$44,360	$47,949
(3) includes acquisition related expenses as follows:
General and administrative	$—	$—	$—	$2,413
(4) includes change in fair value of contingent earn-out liability as follows:
General and administrative	$—	$600	$(54)	$1,756
(5) includes restructuring charges as follows:
Restructuring charges	$—	$22,423	$—	$27,630
(6) includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$9,457	$9,001	$28,023	$26,670
(7) includes adjustment to provision (benefit) from income taxes as follows:
Income tax effect of non-GAAP adjustment	$—	$216	$—	$(11,819)

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP revenue	$189,603	$186,411	$548,813	$529,418
Add change in deferred revenue	12,077	28,967	(22,703)	89,420
Subtotal	201,680	215,378	526,110	618,838
Less iSIGHT & Invotas deferred revenue assumed	—	—	—	(21,087)
Non-GAAP billings	$201,680	$215,378	$526,110	$597,751

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Product billings	$30,192	$47,014	$84,562	$120,457
Product subscription billings	95,807	95,490	244,425	272,449
Platform billings	125,999	142,504	328,987	392,906
Support and maintenance billings	37,288	37,394	89,344	105,464
Professional services billings	38,393	35,480	107,779	99,381
Non-GAAP billings	$201,680	$215,378	$526,110	$597,751

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Product revenue	$30,472	$43,857	$85,418	$118,340
Product subscription revenue	89,908	80,899	263,303	231,410
Platform revenue	120,380	124,756	348,721	349,750
Support and maintenance revenue	35,701	32,091	103,098	90,171
Professional services revenue	33,522	29,564	96,994	89,497
Total revenue	$189,603	$186,411	$548,813	$529,418